EXHIBIT 23 (2)

Consent of Independent Registered Public Accounting Firm

Attitude Drinks Incorporated

We consent to the inclusion in the Registration Statement of Form S-1, amendment 3, of our report dated September 17, 2007 for Mason Hill Holdings, Inc.

Demetrius & Company, L.L.C.

Wayne. New Jersey
April 10, 2008